EXHIBIT 99.1

Unaudited Pro Forma Combined
 Statement of Operations
 for the Nine Months Ended September 30, 2014
(in thousands)

	Vanguard Historical	Pro forma adjustments Pinedale Acquisition (Note 2)		Pro forma adjustments Piceance Acquisition (Note 2)		Vanguard Pro forma
Revenues:
Oil sales	$211,197	$2,145	(a)	$14,977	(f)	$228,319
Natural gas sales	201,175	8,533	(a)	57,518	(f)	267,226
NGLs sales	55,514	3,581	(a)	27,356	(f)	86,451
Net losses on commodity derivative contracts	(11,125)	—		—		(11,125)
Total revenues	456,761	14,259		99,851		570,871

Costs and expenses:
Production:
Lease operating expenses	95,726	4,178	(b)	13,628	(g)	113,532
Production and other taxes	46,693	1,607	(b)	5,394	(g)	53,694
Depreciation, depletion, amortization and accretion	150,798	5,287	(c)	31,213	(h)	187,298
Selling, general and administrative expenses	23,042	—		—		23,042
Total costs and expenses	316,259	11,072		50,235		377,566

Income from operations	140,502	3,187		49,616		193,305

Other income (expense):
Interest expense	(49,529)	(988)	(d)	(8,241)	(i)	(58,758)
Net losses on interest rate derivative contracts	(1,068)	—		—		(1,068)
Gain on acquisition of oil and natural gas properties	34,523	(32,114)	(e)	427	(j)	2,836
Other	54	—		—		54
Total other expense	(16,020)	(33,102)		(7,814)		(56,936)

Net income (loss)	124,482	(29,915)		41,802		136,369
Less: Distributions to Preferred unitholders	(11,507)	—		—		(11,507)
Net income (loss) attributable to Common and Class B unitholders	$112,975	$(29,915)		$41,802		$124,862

Net income per Common and Class B unit:
Basic	$1.39					$1.53
Diluted	$1.38					$1.53

Weighted average units outstanding:
Common units – basic	80,957					80,957
Common units – diluted	81,231					81,231
Class B units – basic & diluted	420					420

Unaudited Pro Forma Combined
 Statement of Operations
 for the Year Ended December 31, 2013
(in thousands)

	Vanguard Historical	Pro forma adjustments Pinedale Acquisition (Note 2)		Pro forma adjustments Piceance Acquisition (Note 2)		Vanguard Pro forma
Revenues:
Oil sales	$268,922	$22,384	(a)	$28,318	(f)	$319,624
Natural gas sales	124,513	108,821	(a)	75,632	(f)	308,966
NGLs sales	49,813	31,292	(a)	40,984	(f)	122,089
Net gains on commodity derivative contracts	11,256	—		—		11,256
Total revenues	454,504	162,497		144,934		761,935

Costs and expenses:
Production:
Lease operating expenses	105,502	46,465	(b)	17,102	(g)	169,069
Production and other taxes	40,430	18,925	(b)	5,377	(g)	64,732
Depreciation, depletion, amortization and accretion	167,535	50,569	(c)	59,095	(h)	277,199
Selling, general and administrative expenses	25,942	—		—		25,942
Total costs and expenses	339,409	115,959		81,574		536,942

Income from operations	115,095	46,538		63,360		224,993

Other income (expense):
Other income	69	—		—		69
Interest expense	(61,148)	(10,542)	(d)	(9,767)	(i)	(81,457)
Net losses on interest rate derivative contracts	(96)	—		—		(96)
Net gain on acquisition of oil and natural gas properties	5,591	—		—		5,591
Total other expense	(55,584)	(10,542)		(9,767)		(75,893)

Net income	59,511	35,996		53,593		149,100
Less: Distributions to Preferred unitholders	(2,634)	—		—		(2,634)
Net income attributable to Common and Class B unitholders	$56,877	$35,996		$53,593		$146,466

Net income per Common and Class B unit:
Basic	$0.78					$2.00
Diluted	$0.77					$1.99

Weighted average units outstanding:
Common units – basic	72,644					72,644
Common units – diluted	72,992					72,992
Class B units – basic & diluted	420					420

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

On December 30, 2013, Vanguard Natural Resources, LLC (“Vanguard” or the “Company”, or “we”) and its wholly-owned subsidiary, Encore Energy Partners Operating, LLC, entered into a purchase and sale agreement, dated December 23, 2013 to purchase natural gas and oil assets in the Pinedale and Jonah fields located in Southwestern Wyoming. We refer to this acquisition as the “Pinedale Acquisition.” We completed this acquisition on January 31, 2014 for an aggregate adjusted purchase price of $555.6 million with an effective date of October 1, 2013. The purchase price was funded with borrowings under our reserve-based credit facility.

On September 16, 2014, the Company and its wholly-owned subsidiary, Vanguard Operating, LLC, entered into a purchase and sale agreement, dated September 15, 2014 with Bill Barrett Corporation to purchase natural gas, oil and natural gas liquids assets in the Piceance Basin in Colorado. We refer to this acquisition as the “Piceance Acquisition.” We completed this acquisition on September 30, 2014 for an aggregate adjusted purchase price of $502.1 million, subject to additional customary post-closing adjustments to be determined based on an effective date of July 1, 2014. The purchase price was funded with borrowings under our reserve-based credit facility.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard, adjusted to reflect the Pinedale Acquisition and the Piceance Acquisition. The related pro forma adjustments are described below.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2014 and year ended December 31, 2013 give effect to Pinedale Acquisition and Piceance Acquisition as if these acquisitions had occurred on January 1, 2013.

The unaudited pro forma combined financial information should be read in conjunction with Vanguard's Form 10-Q for the quarter ended September 30, 2014 and Form 10-K for the year ended December 31, 2013.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard would have reported had the Pinedale Acquisition been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of Vanguard's future performance for reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Note 2. Pro Forma Adjustments

The measurement of the fair value at acquisition date of the assets acquired in the Piceance Acquisition as compared to the fair value of consideration transferred, adjusted for purchase price adjustments, resulted in goodwill of $0.4 million, calculated in the following table, which was immediately impaired and recorded as a loss in current period earnings. The loss resulted primarily from the changes in oil and natural gas prices between the date the purchase and sale agreement was entered into and the closing date, which were used to value the reserves acquired.

(in thousands)
Fair value of assets and liabilities acquired:
Oil and natural gas properties	$521,401
Asset retirement obligations	(19,452)
Imbalance and suspense liabilities	(236)
Total fair value of assets and liabilities acquired	501,713

Cash paid	508,710
Estimated post-close adjustments:
Trade accounts receivable, net	(8,206)
Accrued lease operating liabilities	1,636
Total fair value of consideration transferred	502,140

Loss on acquisition	$(427)

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2014 and year ended December 31, 2013 include adjustments to reflect the following:

(a)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Pinedale Acquisition.

(b)	Represents the increase in lease operating expenses and production and other taxes resulting from the Pinedale Acquisition.

(c)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Pinedale Acquisition.

(d)	Represents the pro forma interest expense related to borrowings under the reserve-based credit facility to fund the Pinedale Acquisition.

(e)	Represents the elimination of the nonrecurring gain from the acquisition of oil, natural gas and natural gas liquids properties in the Pinedale Acquisition.

(f)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Piceance Acquisition.

(g)	Represents the increase in lease operating expenses and production and other taxes resulting from the Piceance Acquisition.

(h)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Piceance Acquisition.

(i)	Represents the pro forma interest expense related to borrowings under the reserve-based credit facility to fund the Piceance Acquisition.

(j)	Represents the elimination of the nonrecurring loss from the acquisition of oil, natural gas and natural gas liquids properties in the Piceance Acquisition.